UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2007

Alliance One International, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-13684	54-1746567
________________	_____________________________	____________________
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8001 Aerial Center Parkway Morrisville, NC 27560-8417 (Address of principal executive offices)

(919) 379-4300 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Alliance One International, Inc.

ITEM 8.01	Other Events

Alliance One International, Inc. (the “Company”), and CdF International Coöperatief U.A. (“CdF Coöperatief”) (an unrelated third party), entered into an agreement (the “Agreement”) on July 10, 2007 for the sale by the Company of its interest in Compañía General de Tabacos de Filipinas, S.A. (“CdF”) and its worldwide operating subsidiaries (collectively, the “CdF Group”) to CdF Coöperatief.  In order to allow time to comply with all statutory requirements, the sale is expected to close in September 2007.  Additionally, a management agreement has been signed between CdF and CdF Coöperatief pursuant to which CdF Coöperatief will, until closing, have operational and management responsibility for the CdF Group.

The Company believes that this transaction will allow it to further tighten its strategic focus.

The Agreement contains conditions that must be satisfied in order to close the transactions contemplated thereby.  Accordingly, there can be no assurance that the Company will be able to complete the transaction on the terms outlined in the Agreement or on time or at all.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws.  Many factors including those conditions precedent set forth in the Agreement and other industry and market factors could delay or prevent closing of the transaction.

Alliance One International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2007	Alliance One International, Inc.
(Registrant)

/s/ Thomas G. Reynolds
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Thomas G. Reynolds Vice President - Controller (Chief Accounting Officer)

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